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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use of my report dated May 8, 1996 in the Form 8-K/A Current Report of Romac International, Inc. dated May 9, 1996 to be filed with the U.S. Securities and Exchange Commission.



/s/ Robert J. Dennehy
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ROBERT J. DENNEHY

Medfield, Massachusetts
May 9, 1996